Exhibit 10.24

STEPAN COMPANY

2011 INCENTIVE COMPENSATION PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of the __ day of              ,        (the “Grant Date”), is entered into by and between Stepan Company, a Delaware corporation (the “Company”), and [Participant Name] (the “Participant”).

W I T N E S S E T H THAT:

IT IS AGREED, by and between the parties hereto, as follows:

1.Subject to the terms and conditions set forth in this Agreement and in accordance with the provisions of the Stepan Company 2011 Incentive Compensation Plan (the “Plan”), the Company hereby grants to the Participant as of the date first written above [Shares Granted] free‑standing Stock Appreciation Rights (the “SARs”). The base price (“Base Price”) of each SAR subject to this Agreement shall be $[Grant Price], the Fair Market Value of a share of Stock on the date of the grant. Upon exercise of the SARs in whole or in part, the Company will transfer to the Participant the number of shares of common stock of the Company (“Stock”) in an amount equal in value to the excess of the Fair Market Value on the date of exercise of one share of Stock over the Base Price multiplied by the number of SARs exercised, less any applicable federal, state, local or foreign withholding taxes. For the avoidance of doubt, in no event shall the Participant be entitled to receive payment for the SARs in any form other than shares of Stock, and under no circumstance shall the Participant be entitled to receive a cash payment or any other security under this Agreement.

2.The right to exercise these SARs shall be subject to the terms and conditions of the Plan and this Agreement.

These SARs shall vest and become exercisable in three installments on [CHOOSE ONE][FOR ON-CYCLE GRANTS: each of the last day of the calendar year in which the Grant Date occurred, and the two succeeding annual anniversaries of such date][FOR OFF-CYCLE GRANTS: each of the first three annual anniversaries of the Grant Date] (each such date, a “Vesting Date”), in accordance with the following schedule, provided the Participant has remained continuously employed by the Company through the applicable Vesting Date:

Vesting Date	Percent of SARs Vested
First Vesting Date	33.33%
Second Vesting Date	33.33%
Third Vesting Date	33.34%

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Once the Participant’s employment with the Company terminates for any reason, no additional SARs shall become vested, and any unvested portion of the SARs shall be forfeited.

The SARs shall expire at the earliest of (a) ten (10) years after the date first written above; (b) the date established by the Compensation and Development Committee of the Board of Directors (the “Committee”) at the time of the grant; or (c) the date which is the last date of the next trading window as in effect under the Company’s Insider Trading Policy occurring after the Participant’s employment with the Company is terminated for any reason; provided that, in the case of this clause (c), if the Participant’s employment with the Company is terminated as a result of the Participant becoming Disabled, the Participant’s death, or the Participant’s retirement (as determined under the provisions of any qualified retirement plan that may be maintained by the Company or a subsidiary), then this clause (c) will not apply to these SARs and the vested portion thereof will remain outstanding and exercisable until the date determined pursuant to the foregoing clauses (a) and (b).

If a Participant’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Plan, including the right to exercise these SARs, will expire upon the date of such termination.

3. To the extent vested and exercisable, the SARs may be exercised in whole or in part by filing a written or electronic notice with the Secretary of the Company at its corporate headquarters or with such other administrator prior to the date the SARs expire. An exercise may be disallowed if, as determined by the Secretary of the Company, it is not made in compliance with any applicable provisions of the Company’s Insider Trading Policy as in effect from time to time. Such notice shall specify the number of SARs with respect to which the Participant elects to exercise such right and the date of exercise.

4. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the provisions of Section 1.5 of the Plan shall apply.

5.Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended at any time and from time to time by the Company without the consent or written agreement of the Participant to the extent necessary to comply with any recapture or “clawback” policy of the Company adopted by the Company’s Board of Directors to comply with Section 10D of the Securities Exchange Act of 1934 and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Company’s Common Stock may be traded, as determined by the Company’s Board of Directors.

6.Except as otherwise provided by the Committee, these SARs are not assignable or transferable by the Participant otherwise than by will or the laws of descent and distribution or, to the extent not inconsistent with applicable provisions of the Internal Revenue Code (the “Code”), pursuant to a qualified domestic relations order, as such term is defined in the Code. The SARs may be exercised during the lifetime of the Participant only by the Participant or an appropriate legal representative and only as provided herein. If these SARs are exercised by the

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person or persons to whom the rights of the Participant under these SARs shall pass by will or the laws of descent and distribution, these SARs may be exercised only in respect of the number of rights which the Participant could have acquired under the SARs by the exercise thereof at the date of death.

7.To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. To the greatest extent reasonably possible, this Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Code, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Notwithstanding the foregoing, in no case will the Company be liable to the Participant, the Internal Revenue Service or any other person or entity for taxes imposed on the Participant pursuant to Section 409A of the Code.

8.This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

9.This Agreement may be amended at any time and in any manner by the Company through written notice thereof to the Participant; provided, however, that no such amendment shall impair the rights of the Participant under this Agreement without the written consent or agreement of the Participant.

10.This Agreement does not constitute a contract of employment or continued service, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of the Company, including its subsidiaries, or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan prior to the issuance of any Stock to the Participant pursuant to the exercise of any SAR thereof.

[Signature Page Follows]

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This Agreement is hereby accepted as of the date set forth below.

By:	Participant Name

Date:
Acceptance Date

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